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                                                                 Exhibit (a)1.19

                        FRANK RUSSELL INVESTMENT COMPANY

                       AMENDMENT TO MASTER TRUST AGREEMENT

                      Regarding Redesignation of Sub-Trust

AMENDMENT NO. 18 to the Amended Master Trust Agreement dated July 26, 1984 (referred to herein as the "Agreement"), done this 22nd day of November, 1999, by the Trustees under such Agreement.

                                   WITNESSETH:

         WHEREAS, Section 4.1 of the Agreement authorizes the Trustees to establish and designate sub-trusts and classes thereof; and

         WHEREAS, The trustees wish to provide for the redesignation of the name of the Tax-Managed Equity Aggressive Strategy Fund Sub-Trust, and have determined that such renaming of the Sub-Trust will not adversely impact the Shareholders of such Sub-Trust; and

         WHEREAS, the Trustees propose that such redesignation shall be immediately effective; and

         NOW, THEREFORE, the Trustees hereby amend the Agreement as set forth below to redesignate the name of such Sub-Trust and to provide for such further actions as necessary and appropriate in furtherance thereof.


REDESIGNATION OF SUB-TRUSTS

Without limiting the authority of the Trustees set forth in Section 4.1 of the Agreement to establish and designate any further sub-trust, and without effecting rights and preferences of the twenty-seven existing sub-trusts, the trustees hereby redesignate the sub-trust named "Tax-Managed Equity Aggressive Strategy Fund" as the "Tax-Managed Global Equity Fund."

The undersigned hereby certify that the Amendment set forth above has been duly adopted in accordance with the provisions of the Master Trust Agreement.


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IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals for themselves and their assigns, as of the day and year first above written. This instrument may be executed in one or more counterparts, all of which shall together constitute a single instrument.



/S/    LYNN L. ANDERSON                                /S/   ELEANOR W. PALMER
----------------------                                 ------------------------
Lynn L. Anderson                                       Eleanor W. Palmer


/S/    PAUL E. ANDERSON                               /S/    LEE C. GINGRICH
----------------------                                -------------------------
Paul E. Anderson                                      Lee C. Gingrich


/S/    PAUL ANTON                                     /S/    WILLIAM E. BAXTER
----------------------                                -------------------------
Paul Anton                                            William E. Baxter